EXHIBIT 23.1
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        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement of Argen Corporation our report as of and for the period ended November 11, 1999 dated November 11, 1999 relating to the financial statements of Argen Corporation which appears in such Form 10-SB.

                      KINGERY, CROUSE & HOHl, P.A.
                      Certified Public Accountants


Tampa, Florida
November 11, 1999
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